Exhibit 99.1

Statement of Chief Executive Officer and Chief Financial Officer
Regarding Periodic Reports Filed Under the
Securities Exchange Act of 1934

The undersigned Chief Executive Officer and Chief Financial Officer of Medicsight, Inc. (the “Company”) certifies that:

1.             This statement is being filed pursuant to 18 U.S.C. § 1350.

2.             This statement accompanies the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 (the “Quarterly Report”), which contains unaudited financial statements of the Company for such fiscal quarter.

3.             The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This statement has been signed by the following person in the capacities indicated on November 11, 2002.

By:	/s/ STEFAN ALLESCH-TAYLOR
Stefan Allesch-Taylor
Chairman and Chief Executive Officer and Chief Financial Officer